UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2023

TEAM, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13131 Dairy Ashford, Suite 600

Sugar Land, Texas 77478

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.30 par value	TISI	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Corre Amended and Restated Term Loan Credit Agreement

General

On June 16, 2023, Team, Inc. (the “Company”), entered into an amendment and restatement of that certain subordinated term loan credit agreement dated as of November 9, 2021 (as amended and restated, the “A&R Term Loan Credit Agreement”) among the Company, as borrower, the guarantors party thereto, the lenders from time to time party thereto and Cantor Fitzgerald Securities, as agent (the “A&R Term Loan Agent”). Available funding commitments to the Company under the A&R Term Loan Credit Agreement, subject to certain conditions, include a $57.5 million senior secured first lien term loan (the “Incremental Term Loan”) provided by Corre Partners Management, LLC (“Corre” or the “Investor Representative”) and certain of its affiliates, consisting of a $37.5 million term loan tranche and a $20.0 million delayed draw term loan tranche. Existing amounts outstanding under the existing subordinated term loan credit agreement (the “Uptiered Loan”) shall become senior secured obligations of the Company and the A&R Term Loan Guarantors (as defined below), secured on a pari pasu basis with the Incremental Term Loans, on the terms described below. As of the closing date of the A&R Term Loan Credit Agreement (the “Closing Date”), the aggregate principal amount of the Uptiered Loan is $123,129,318.84. All outstanding amounts in respect of the Incremental Term Loan under the A&R Term Loan Credit Agreement mature and become due and payable on December 31, 2026. All outstanding amounts in respect of the Uptiered Loan under the A&R Term Loan Credit Agreement mature and become due and payable on December 31, 2027; provided that, if greater than $50.0 million (including amounts in respect of payments in kind) of the Uptiered Loan is outstanding on December 31, 2026, then all outstanding amounts in respect of the Uptiered Loan under the A&R Term Loan Credit Agreement become due and payable on December 31, 2026. The proceeds of the Incremental Term Loan under the A&R Term Loan Credit Agreement will be used to redeem the existing 2017 Convertible Notes due August 1, 2023 and, subject to certain maximum liquidity conditions, for working capital purposes.

Guarantees and Collateral

The Company’s obligations under the A&R Term Loan Credit Agreement are guaranteed by certain direct and indirect material subsidiaries of the Company (the “A&R Term Loan Guarantors” and, together with the Company, the “A&R Term Loan Parties”). The obligations of the A&R Term Loan Parties are secured on a second priority basis by the ABL Priority Collateral (as defined below) and on a first priority basis by substantially all of the other assets of the A&R Term Loan Parties, subject to the terms of an intercreditor agreement (the “Intercreditor Agreement”) between the A&R Term Loan Agent, the ABL Agent (as defined below) and the A&R Term Loan Parties, that sets forth the priorities in respect of the collateral and certain related agreements with respect thereto.

Interest, Fees and Prepayments

Incremental Term Loans borrowed under the A&R Term Loan Credit Agreement bear interest at an annual rate of 12%, in cash. The Uptiered Loan under the A&R Term Loan Credit Agreement bear interest at an annual rate of 12%, paid-in-kind (“PIK”) from the Closing Date through September 30, 2023, or subject to certain conditions, December 31, 2023, and thereafter a split between cash and PIK, with the cash portion ranging from 2.5% per annum to 12% per annum, and the PIK portion ranging from 9.5% per annum to 0% per annum, depending on the Company’s Net Leverage Ratio (as defined in the A&R Term Loan Credit Agreement, which permits cash netting of up to $30.0 million of US and Canadian unrestricted cash of the A&R Term Loan Parties). Cash interest under the A&R Term Loan Credit Agreement is payable quarterly, and PIK interest is payable monthly. In addition, if certain minimum liquidity thresholds set forth in the A&R Term Loan Credit Agreement are not met for an applicable interest payment date, all interest in respect of the Uptiered Loan payable on such interest payment date will be in PIK, irrespective of the net leverage ratio at such time.

Amounts outstanding under the Incremental Term Loan amortize in quarterly installments of 0.75% of the original principal amount borrowed.

The Company may make voluntary prepayments of the loans under the A&R Term Loan Credit Agreement from time to time, and the Company is required in certain instances related to change of control, asset sales, equity issuances, non-permitted debt issuances and with annual excess cash flow (as defined in the A&R Term Loan Credit Agreement), to make mandatory prepayments of the loans under the A&R Term Loan Credit Agreement, subject to certain prepayment premiums as specified in the A&R Term Loan Credit Agreement (subject to certain exceptions), plus accrued and unpaid interest.

In addition, if certain conditions related to repayments in respect of the Incremental Term Loan are not met, certain additional quarterly fees (not to exceed 4 such fees) plus a 150 basis point increase to the applicable interest rate will be payable to the lenders under the A&R Term Loan Credit Agreement and payable in cash or common stock of the Company, at the Company’s option.

Covenants and Events of Default

The A&R Term Loan Credit Agreement contains certain conditions to borrowings, events of default and affirmative, negative and financial covenants, including covenants that restrict the Company’s ability to sell assets, make changes to the nature of the Company’s business, engage in mergers or acquisitions, incur, assume or permit to exist additional indebtedness and guarantees, create or permit to exist liens, pay dividends, make distributions or redeem or repurchase capital stock or make investments, engage in transactions with affiliates and make payments in respect of certain debt. The A&R Term Loan Credit Agreement also requires that the Company will not exceed $15.0 million in unfinanced capital expenditures in any four-fiscal quarter period, tested as of the end of the second and fourth fiscal quarters of each calendar year starting with the period ending December 31, 2023; provided that such amount shall increase to $25.0 million if the Company’s Total Leverage Ratio (as defined in the A&R Term Loan Credit Agreement) is less than or equal to 2.00 to 1.00 on a pro forma basis for such additional expenditure. In addition, the A&R Term Loan Credit Agreement requires that the Company not exceed a maximum Net Leverage Ratio, tested as of the end of each fiscal quarter, beginning at 9.25 to 1.00 for the fiscal quarter ending June 30, 2023 and stepping down each quarter to a ratio of 4.75 to 1.00 for the fiscal quarters ending March 31, 2026 and thereafter. Further, the A&R Term Loan Credit Agreement includes certain events of default, the occurrence of which may require that the Company pay an additional 2.0% interest on the outstanding loans and other obligations under the A&R Term Loan Credit Agreement.

The foregoing summary of the A&R Term Loan Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full and complete text of the A&R Term Loan Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Eclipse Amendment No. 3 to Credit Agreement

General

On June 16, 2023, the Company also entered into Amendment No. 3 (“ABL Amendment No. 3”) to that certain credit agreement, dated as of February 11, 2022 (as amended by Amendment No. 1 dated as of May 6, 2022 and Amendment No. 2 dated as of November 1, 2022, and as further amended from time to time, the “ABL Credit Agreement”) among the Company, as borrower, the lenders from time to time party thereto and Eclipse Business Capital LLC, as agent (the “ABL Agent”). The ABL Amendment No. 3 amended the ABL Credit Agreement to, among other things, (i) provide the Company with a new $27.4 million term loan (the “ME/RE Loans”) secured by a first priority lien and mortgage on certain real estate and machinery and equipment of the Company and the ABL Guarantors (as defined below) (the “Specified RE/ME”), (ii) increase borrowing base availability under the revolving credit facility by an additional $2.5 million, (iii) extend the maturity date for the entire facility under the ABL Credit Agreement to August 11, 2025, (iv) amend the financial maintenance covenant therein to match the maximum unfinanced capital expenditures covenant included in the A&R Term Loan Credit Agreement described above and (iv) amend provisions applicable to the $35.0 million delayed draw term loans under the ABL Credit Agreement to remove the ability of the Company to repay and reborrow such loans, to remove the ability to pay any portion of the interest on such loans in PIK and add a mandatory prepayment with respect to such loan in relation to the sale of certain collateral principally supporting such loans. The ME/RE Loans were drawn in full on the Closing Date and were used to pay off the amounts owed under the existing term loan credit agreement dated as of December 18, 2020 (as amended from time to time), among the Company, the lenders party thereto and Atlantic Park Strategic Capital Fund, L.P., as agent, which was repaid and terminated in full on June 16, 2023.

Guarantees and Collateral

The Company’s obligations in respect of the ME/RE Loans are guaranteed by certain direct and indirect material subsidiaries of the Company (the “ABL Guarantors” and, together with the Company, the “ABL Loan Parties”). The ME/RE Loans under the ABL Credit Agreement are secured on a first priority basis by, among other things, the Specified RE/ME, accounts receivable, deposit accounts, securities accounts and inventory of the ABL Loan Parties (the “ABL Priority Collateral”) and on a second priority basis by substantially all of the other assets of the ABL Loan Parties, subject to the terms of the Intercreditor Agreement.

Interest, Fees and Prepayments

The ME/RE Loans borrowed under the ABL Credit Agreement bear interest at an annual rate of the Secured Overnight Financing Rate, plus a credit spread adjustment of 0.11448% per annum and a margin of 5.75% per annum and is payable monthly.

Amounts outstanding under the ME/RE Loans amortize each month in aggregate installments of $296,661, subject to certain adjustments.

The Company may make voluntary prepayments of the ME/RE Loans from time to time, and the Company is required in certain instances related to asset sales of the Specified RE/ME and with annual excess cash flow (as defined in the ABL Credit Agreement), to make mandatory prepayments of the loans under the ABL Credit Agreement, subject to certain prepayment premiums as specified in the ABL Credit Agreement (subject to certain exceptions), plus accrued and unpaid interest.

The foregoing summary of the ABL Amendment No. 3 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the ABL Amendment No. 3, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Board Rights Agreement

On June 16, 2023, in connection with, and effective upon, the consummation of the transactions contemplated by the A&R Term Loan Credit Agreement and ABL Amendment No. 3, the Company, Corre Partners Management, LLC and the other parties thereto, entered into the Board Rights Agreement (the “Board Rights Agreement”) with the Investor Representative, pursuant to which the Investor Representative, acting on behalf of itself and its affiliates that beneficially own the Company’s common stock (the “Common Stock”), $0.30 par value (such affiliates, together with the Investor Representative, the “Investors”), may, subject to Common Stock ownership thresholds and/or indebtedness and commitment thresholds and other terms provided in the Board Rights Agreement, designate an individual to serve as a non-voting observer at all meetings of our Board of Directors (the “Board”), nominate one individual to serve as Chairman of the Board (the “Chairperson”), and nominate two additional individuals to serve on the Board (such individuals, together with the Chairperson, the “Investor Directors”). The right to nominate the Investor Directors is subject to certain qualification requirements and the discretion of the Company’s Corporate Governance and Nominating Committee under limited circumstances.

In the event of the resignation, death or removal (for cause or otherwise) of the Investor Directors from the Company’s Board, the Investor Representative, acting on behalf of the Investors, will have the right, but not the obligation, to designate a successor Investor Director, as applicable, to the Company’s Board to fill the resulting vacancy on the Board (and any applicable committee thereof), subject to certain qualification requirements specified in the Board Rights Agreement.

The foregoing summary of the Board Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Board Rights Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under “Corre Amended and Restated Term Loan Credit Agreement” and “Eclipse Amendment No. 3 to Credit Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 16, 2023, the Company issued a press release announcing that it had entered into the A&R Term Loan Credit Agreement and ABL Amendment No. 3. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 furnished hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit number	Description

10.1*	Amended and Restated Term Loan Credit Agreement, dated June 16, 2023, by and among Team, Inc., as Borrower, the lenders party thereto, the guarantors party thereto and Cantor Fitzgerald Securities, as Agent.

10.2*	Amendment No. 3 to Credit Agreement, dated as of June 16, 2023, among Team, Inc., as Borrower, the lenders from time to time party thereto, the guarantors party thereto and Eclipse Business Capital LLC, as Agent.

10.3	Board Rights Agreement, dated as of June 16, 2023, by and among Team, Inc., Corre Partners Management, LLC, Corre Opportunities Qualified Master Fund, LP, Corre Horizon Fund, LP and Corre Horizon Fund II, LP.

99.1	Team, Inc.’s Press Release issued June 16, 2023.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

*

Certain schedules and similar attachments have been omitted in reliance on Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ Nelson M. Haight
Nelson M. Haight
Chief Financial Officer (Principal Financial Officer)

Dated: June 20, 2023